UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

EASTMAN CHEMICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive Kingsport, TN		37662
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (423) 229-2000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 26, 2016, Eastman Chemical Company (the “Company”) issued and sold €550 million (or $621 million based on the euro/U.S. dollar exchange rate as of May 13, 2016 as published by the U.S. Federal Reserve Board) principal amount of 1.50% notes due 2023 (the “Notes”), pursuant to the Underwriting Agreement (as defined below) and the Company’s Registration Statement on Form S-3 (Registration No. 333-204119) filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) on May 13, 2015 (the “Registration Statement”), and the issuer free writing prospectus and prospectus supplement, filed with the SEC on May 19, 2016 and May 20, 2016, respectively. The Notes were issued under an indenture, dated as of June 5, 2012 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes are unsecured, unsubordinated general obligations of the Company. Interest is payable annually on May 26 of each year, beginning on May 26, 2017, to the persons in whose names the Notes are registered in the security register at the close of business on the May 11 preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of the Notes is payable.

The Company may redeem the Notes, in whole or in part, at any time prior to February 26, 2023 (three months prior to the maturity date), at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed or (2) the sum of the present value of the Remaining Scheduled Payments (as defined in the Notes) of principal and interest on the Notes being redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on an annual basis at the applicable Comparable Government Bond Rate (as defined in the Notes) plus 30 basis points; plus, in each case, accrued and unpaid interest to the redemption date.

The Notes are redeemable on or after February 26, 2023 (three months prior to the maturity date) at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the redemption date.

If, as a result of a change in, or amendment to, the laws of the United States or any taxing authority in the United States, the Company becomes or will become obligated to pay additional amounts with respect to the Notes, then the Company may at any time redeem, in whole, but not in part, the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date.

The Indenture contains covenants that, among other things, restrict the ability of the Company to incur certain secured indebtedness, enter into sale and leaseback transactions and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries on a consolidated basis. These covenants are subject to a number of important exceptions and qualifications. In addition, upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), the holders of the Notes will have the right to cause the Company to repurchase all or a portion of the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture also contains customary provisions for events of default including for failure to pay principal or interest when due, failure to perform covenants in the Indenture and failure to cure or obtain a waiver of such default upon notice, and certain events of bankruptcy, insolvency or reorganization. Subject to certain exceptions and conditions as set forth in the Indenture, in the case of an event of default, the principal amount of the Notes plus accrued and unpaid interest may be accelerated.

The Company intends to apply to list the Notes on the New York Stock Exchange (the “NYSE”). The Company expects trading in the Notes on the NYSE to begin within 30 days after May 26, 2016.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 5, 2012, and the Notes, the form of which is filed as Exhibit 4.2 hereto, each of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained under Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events

On May 19, 2016, the Company entered into an underwriting agreement (the “Underwriting Agreement”), with Barclays Bank PLC, J.P. Morgan Securities plc and Merrill Lynch International, as representatives of several underwriters named therein (collectively, the “Underwriters”), with respect to the issuance and sale of the Notes.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with sale of the Notes and for customary contribution provisions in respect of those liabilities.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

On May 26, 2016, the Company issued to the holders of the Company’s 2.4% Notes due 2017 (the “2017 Notes”) a notice of its intent to redeem, on June 27, 2016, $500,000,000 of the 2017 Notes. The Company intends to use a portion of the net proceeds from the sale of the Notes to complete the partial redemption of the 2017 Notes. Remaining proceeds will be used for general corporate purposes, which may include working capital, capital expenditures, the repayment of other indebtedness outstanding from time to time, and other matters in connection with the implementation of the Company’s strategic initiatives. Pending the application of the net proceeds, the Company will invest such net proceeds in short-term investments.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit
1.1	Underwriting Agreement, dated May 19, 2016, by and among the Company and Barclays Bank PLC, J.P. Morgan Securities plc and Merrill Lynch International, as representatives of several underwriters named therein

4.1	Indenture, dated June 5, 2012, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 5, 2012)

4.2	Form of 1.50% Notes due 2023

5.1	Opinion of Jones Day regarding the validity of the Notes

23.1	Consent of Jones Day (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

Date: May 26, 2016	By:	/s/ Brian L. Henry
Brian L. Henry
Senior Securities – Governance Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
1.1	Underwriting Agreement, dated May 19, 2016, by and among the Company and Barclays Bank PLC, J.P. Morgan Securities plc and Merrill Lynch International, as representatives of several underwriters named therein

4.1	Indenture, dated June 5, 2012, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 5, 2012)

4.2	Form of 1.50% Notes due 2023

5.1	Opinion of Jones Day regarding the validity of the Notes

23.1	Consent of Jones Day (contained in Exhibit 5.1)